EXHIBIT 99.1

Press release

Linde Reports Third-Quarter 2021 Results

Financial Highlights

➢	Sales $7.7 billion, up 12% versus prior-year quarter
➢	Operating profit $1.3 billion; adjusted operating profit $1.8 billion, up 19%
➢	Operating profit margin 16.8%; adjusted operating profit margin 23.6%, up 150 basis points
➢	EPS $1.88, up 42%; adjusted EPS $2.73, up 27%
➢	Strong operating cash flow $2.6 billion, up 36%
➢	Increased full-year 2021 adjusted EPS guidance to $10.52 - $10.62, representing 28% to 29% growth

Guildford, UK, October 28, 2021 – Linde plc (NYSE: LIN; FWB: LIN) today reported third-quarter 2021 income from continuing operations of $978 million and diluted earnings per share of $1.88, an increase of 42% versus prior year. Excluding Linde AG purchase accounting impacts and other charges, adjusted income from continuing operations was $1,421 million, up 25% versus prior year and flat sequentially. Adjusted earnings per share was $2.73, 27% above prior year and 1% higher sequentially.

Linde’s sales for the third quarter were $7,668 million, 12% above prior year and up 1% sequentially. Compared to prior year, underlying sales increased 11%, including 3% price attainment and 8% higher volumes. Volume growth was broad-based across all geographic segments and end markets. Sequentially, underlying sales increased 1% driven by higher price.

Third-quarter operating profit was $1,292 million. Adjusted operating profit of $1,810 million was up 19% versus prior year led by higher price, strong volumes and continued productivity initiatives across all segments. Adjusted operating margin of 23.6% expanded 150 basis points versus prior year and 220 basis points when excluding the effects of cost pass-through. Sequentially, operating margins were stable when excluding cost pass-through. Cost pass-through represents the contractual billing of energy cost variance, primarily to onsite customers, with minimal effect on profit.

Third-quarter operating cash flow of $2,556 million increased 36% versus prior year and 40% sequentially. After capital expenditures of $741 million, free cash flow was $1,815 million, up 65% versus prior year and 68% sequentially. During the quarter, the company returned $1,708 million to shareholders through dividends and stock repurchases, net of issuance.

In addition, the company ended the third quarter with a total backlog of approximately $13.4 billion which includes both sale of gas and sale of plant projects, all contractually secured with high-quality customers.

Commenting on the financial results and business outlook, Chief Executive Officer Steve Angel said, “Linde employees delivered another stellar quarter achieving record EPS, operating cash flow and return on capital. We maintained our industry leading performance and significantly expanded our project backlog. We also announced new GHG emission goals including a commitment to absolute emissions reduction, reaching climate neutrality by 2050.”

Angel continued, “The Linde team demonstrated, once again, they can deliver in any environment. We are well positioned for the future and I am confident our best days, indeed, lie ahead.”

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Press release

For full year 2021, the company has updated its adjusted diluted earnings per share guidance to be in the range of $10.52 to $10.62, up 43% to 45% versus 2019 and 28% to 29% versus prior year. This guidance assumes 3% currency tailwind versus 2020. Full-year capital expenditures are expected to be in the range of $3.0 billion to $3.2 billion to support maintenance and growth requirements including the contractual project backlog.

Third-Quarter 2021 Results by Segment

Americas sales of $3,091 million were 17% above prior year. Underlying sales increased 12% driven by 3% higher pricing and 9% higher volume, led by stronger demand across all end markets and project start-ups. Sequentially, price increased 1% and volumes were flat. Operating profit of $859 million was 27.8% of sales, 30 basis points below prior year or 70 basis points higher when excluding the effects of cost pass-through.

APAC (Asia Pacific) sales of $1,564 million were 5% above prior year. Underlying sales grew 11% driven by 1% price attainment and 10% volume growth, led by higher demand across all end markets and project start-ups. Sequentially, price increased 1% and volume grew 2%, led by growth across most end markets. Divestitures were driven by an accounting deconsolidation of a joint venture which reduced sales 11% versus prior year but had no impact on earnings per share. Operating profit of $382 million was 24.4% of sales, up 170 basis points versus prior year or 220 basis points when excluding the effects of cost pass-through.

EMEA (Europe, Middle East & Africa) sales of $1,911 million were up 18% versus prior year. Underlying sales grew 9% from 4% higher pricing and 5% higher volumes across all end markets. Sequentially, underlying sales were flat with pricing up 1%, offset by lower volumes. Operating profit of $476 million was 24.9% of sales, up 210 basis points versus prior year or 370 basis points when excluding the effects of cost pass-through.

Linde Engineering sales were $601 million, 11% below prior year largely due to the timing of plant completion. Operating profit was $106 million or 17.6% of sales, up 200 basis points versus prior year. Order intake for the quarter was $6,612 million and third-party sale of plant backlog was $9.9 billion.

Earnings Call

A teleconference on Linde’s third-quarter 2021 results is being held today at 10:00 am EDT.

Live conference call	US Toll-Free Dial-In Number: 800 377 9510 Germany Toll-Free Dial-In Number: 0800 724 5685 UK Toll-Free Dial-In Number: 0800 031 4838 Access code: 6836588
Live webcast (listen-only)	https://investors.linde.com/events-presentations Short URL: https://t1p.de/i2ho

Materials to be used in the teleconference are also available on the website.

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Press release

About Linde

Linde is a leading global industrial gases and engineering company with 2020 sales of $27 billion (€24 billion). We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain and protect our planet.

The company serves a variety of end markets including chemicals & energy, food & beverage, electronics, healthcare, manufacturing, metals and mining. Linde’s industrial gases are used in countless applications, from life-saving oxygen for hospitals to high-purity & specialty gases for electronics manufacturing, hydrogen for clean fuels and much more. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2021. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19 and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from accounting principles generally accepted in the United States of America, International Financial Reporting Standards or adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A. Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 1, 2021 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 10 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2021	2020	2021	2020	2021	2020	2021	2020
Quarter Ended September 30
Reported GAAP Amounts	$7,668	$6,855	$1,292	$969	$978	$699	$1.88	$1.32
Cost reduction program and other charges (a)	-	-	26	48	58	36	0.11	0.07
Pension settlement charges (b)	-	-	-	-	3	5	0.01	0.01
Purchase accounting impacts - Linde AG (c)	-	-	492	498	382	400	0.73	0.75
Total adjustments	-	-	518	546	443	441	0.85	0.83
Adjusted amounts	$7,668	$6,855	$1,810	$1,515	$1,421	$1,140	$2.73	$2.15

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2021	2020	2021	2020	2021	2020	2021	2020
Year to Date September 30
Reported GAAP Amounts	$22,495	$19,971	$3,647	$2,293	$2,797	$1,728	$5.34	$3.25
Cost reduction program and other charges (a)	-	-	222	428	228	318	0.44	0.60
Pension settlement charges (b)	-	-	-	-	3	5	0.01	0.01
Purchase accounting impacts - Linde AG (c)	-	-	1,466	1,463	1,120	1,103	2.13	2.07
Total adjustments	-	-	1,688	1,891	1,351	1,426	2.58	2.68
Adjusted amounts	$22,495	$19,971	$5,335	$4,184	$4,148	$3,154	$7.92	$5.93

(a) To adjust for cost reduction program and other charges; 2021 includes severance of $20 million and $228 million for the quarter and year-to-date periods, other cost reduction charges of $9 million and $49 million for the quarter and year-to-date periods and an other net benefit of $3 million for the quarter and $55 million for the year-to-date period.

(b) To adjust for pension settlement charges.
(c) To adjust for purchase accounting impacts related to the merger.

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LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year To Date
	September 30,		September 30,
	2021	2020	2021	2020

SALES	$7,668	$6,855	$22,495	$19,971
Cost of sales	4,368	3,835	12,616	11,297
Selling, general and administrative	793	770	2,402	2,391
Depreciation and amortization	1,163	1,168	3,500	3,434
Research and development	36	36	105	114
Cost reduction programs and other charges	26	48	222	428
Other income (expense) - net	10	(29)	(3)	(14)
OPERATING PROFIT	1,292	969	3,647	2,293
Interest expense - net	8	38	46	80
Net pension and OPEB cost (benefit), excluding service cost	(45)	(41)	(143)	(131)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY INVESTMENTS	1,329	972	3,744	2,344
Income taxes	321	265	923	594
INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY INVESTMENTS	1,008	707	2,821	1,750
Income from equity investments	1	23	81	69
INCOME FROM CONTINUING OPERATIONS (INCLUDING NONCONTROLLING INTERESTS)	1,009	730	2,902	1,819
Add: income from discontinued operations, net of tax	1	1	3	3
INCOME (INCLUDING NONCONTROLLING INTERESTS)	1,010	731	2,905	1,822
Less: noncontrolling interests from continuing operations	(31)	(31)	(105)	(91)
Less: noncontrolling interests from discontinued operations	-	-	-	-
NET INCOME - LINDE PLC	$979	$700	$2,800	$1,731

NET INCOME - LINDE PLC
Income from continuing operations	$978	$699	$2,797	$1,728
Income from discontinued operations	$1	$1	$3	$3

PER SHARE DATA - LINDE PLC SHAREHOLDERS

Basic earnings per share from continuing operations	$1.90	$1.33	$5.39	$3.28
Basic earnings per share from discontinued operations	-	-	0.01	0.01
Basic earnings per share	$1.90	$1.33	$5.40	$3.29

Diluted earnings per share from continuing operations	$1.88	$1.32	$5.34	$3.25
Diluted earnings per share from discontinued operations	-	-	0.01	0.01
Diluted earnings per share	$1.88	$1.32	$5.35	$3.26

Cash dividends	$1.06	$0.963	$3.18	$2.889

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	515,169	525,694	518,802	527,501
Diluted shares outstanding (000's)	520,079	530,415	523,662	531,724

Note: See page 10 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Millions of dollars)
(UNAUDITED)

	September 30,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$4,700	$3,754
Accounts receivable - net	4,367	4,167
Contract assets	166	162
Inventories	1,694	1,729
Prepaid and other current assets	1,080	1,112
TOTAL CURRENT ASSETS	12,007	10,924
Property, plant and equipment - net	26,180	28,711
Goodwill	27,178	28,201
Other intangibles - net	14,048	16,184
Other long-term assets	4,778	4,209
TOTAL ASSETS	$84,191	$88,229

LIABILITIES AND EQUITY
Accounts payable	$3,069	$3,095
Short-term debt	2,895	3,251
Current portion of long-term debt	2,293	751
Contract liabilities	2,213	1,769
Other current liabilities	4,288	4,874
TOTAL CURRENT LIABILITIES	14,758	13,740
Long-term debt	11,539	12,152
Other long-term liabilities	12,157	12,755
TOTAL LIABILITIES	38,454	38,647

REDEEMABLE NONCONTROLLING INTERESTS	13	13

LINDE PLC SHAREHOLDERS' EQUITY:
Common stock	1	1
Additional paid-in capital	40,220	40,202
Retained earnings	18,240	17,178
Accumulated other comprehensive income (loss)	(5,618)	(4,690)
Less: Treasury stock, at cost	(8,520)	(5,374)
Total Linde plc shareholders' equity	44,323	47,317
Noncontrolling interests	1,401	2,252
TOTAL EQUITY	45,724	49,569
TOTAL LIABILITIES AND EQUITY	$84,191	$88,229

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2021	2020	2021	2020
OPERATIONS
Net income - Linde plc	$979	$700	$2,800	$1,731
Less: income from discontinued operations, net of tax and noncontrolling interests	(1)	(1)	(3)	(3)
Add: noncontrolling interests	31	31	105	91
Net income (including noncontrolling interests)	1,009	730	2,902	1,819

Adjustments to reconcile net income to net cash provided by operating activities:
Cost reduction programs and other charges, net of payments (a)	(12)	1	83	240
Depreciation and amortization	1,163	1,168	3,500	3,434
Accounts receivable	(151)	42	(539)	(76)
Contract assets and liabilities, net	479	18	530	89
Inventory	(35)	(19)	(77)	(101)
Payables and accruals	92	15	131	(12)
Pension contributions	(4)	(35)	(32)	(76)
Deferred income taxes and other	15	(36)	(6)	(322)
Net cash provided by operating activities	2,556	1,884	6,492	4,995

INVESTING
Capital expenditures	(741)	(787)	(2,247)	(2,373)
Acquisitions, net of cash acquired	-	-	(31)	(41)
Divestitures and asset sales	70	55	147	435
Net cash provided by (used for) investing activities	(671)	(732)	(2,131)	(1,979)

FINANCING
Debt increase (decrease) - net	1,494	(188)	1,808	3,335
Issuances of ordinary shares	7	16	39	41
Purchases of ordinary shares	(1,169)	(202)	(3,251)	(2,030)
Cash dividends - Linde plc shareholders	(546)	(506)	(1,648)	(1,523)
Noncontrolling interest transactions and other	(42)	(53)	(319)	(201)
Net cash provided by (used for) financing activities	(256)	(933)	(3,371)	(378)

Effect of exchange rate changes on cash and cash equivalents	(66)	39	(44)	(139)

Change in cash and cash equivalents	1,563	258	946	2,499
Cash and cash equivalents, beginning-of-period	3,137	4,941	3,754	2,700
Cash and cash equivalents, end-of-period	$4,700	$5,199	$4,700	$5,199

(a) Cost reduction programs and other charges were $26 million and $48 million for the quarters ended September 30, 2021 and 2020, respectively, and $222 million and $428 million for the nine months ended September 30, 2021 and 2020, respectively. Related cash outflows were $38 million and $47 million for the quarters ended September 30, 2021 and 2020, respectively, and $139 million and $188 million for the nine months ended September 30, 2021 and 2020, respectively.

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LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended September 30,		Year to Date September 30,
	2021	2020	2021	2020
SALES
Americas	$3,091	$2,641	$8,951	$7,735
EMEA	1,911	1,622	5,585	4,703
APAC	1,564	1,484	4,544	4,115
Engineering	601	678	1,921	2,096
Other	501	430	1,494	1,322
Total segment sales	$7,668	$6,855	$22,495	$19,971

OPERATING PROFIT
Americas	$859	$742	$2,525	$2,025
EMEA	476	370	1,414	1,028
APAC	382	337	1,122	912
Engineering	106	106	323	335
Other	(13)	(40)	(49)	(116)
Segment operating profit	$1,810	$1,515	$5,335	$4,184
Cost reduction programs and other charges	(26)	(48)	(222)	(428)
Purchase accounting impacts - Linde AG	(492)	(498)	(1,466)	(1,463)
Total operating profit	$1,292	$969	$3,647	$2,293

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2021				2020
	Year to Date September 30,	Q3	Q2	Q1	Year to Date September 30,	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin
Reported operating profit	$3,647	$1,292	$1,142	$1,213	$2,293	$1,029	$969	$591	$733
Add: Cost reduction programs and other charges	222	26	204	(8)	428	78	48	249	131
Add: Purchase accounting impacts - Linde AG (c)	1,466	492	491	483	1,463	506	498	477	488
Total adjustments	1,688	518	695	475	1,891	584	546	726	619
Adjusted operating profit	$5,335	$1,810	$1,837	$1,688	$4,184	$1,613	$1,515	$1,317	$1,352

Reported percentage change	59%	33%	93%	65%	1%		(3)%	(12)%	20%
Adjusted percentage change	28%	19%	39%	25%	7%		9%	- %	11%

Reported sales	$22,495	$7,668	$7,584	$7,243	$19,971	$7,272	$6,855	$6,377	$6,739

Reported operating margin	16.2%	16.8%	15.1%	16.7%	11.5%	14.2%	14.1%	9.3%	10.9%
Adjusted operating margin	23.7%	23.6%	24.2%	23.3%	21.0%	22.2%	22.1%	20.7%	20.1%

Adjusted Depreciation and amortization
Reported depreciation and amortization	$3,500	$1,163	$1,171	$1,166	$3,434	$1,192	$1,168	$1,124	$1,142
Less: Purchase accounting impacts - Linde AG (c)	(1,426)	(469)	(479)	(478)	(1,431)	(489)	(487)	(468)	(476)
Adjusted depreciation and amortization	$2,074	$694	$692	$688	$2,003	$703	$681	$656	$666

Adjusted Other Income (Expense) - net
Reported Other Income (Expense) - net	$(3)	$10	$(17)	$4	$(14)	$(47)	$(29)	$-	$15
Add: Purchase accounting impacts - Linde AG (c)	(40)	(23)	(12)	(5)	(32)	(17)	(11)	(9)	(12)
Adjusted Other Income (Expense) - net	$37	$33	$(5)	$9	$18	$(30)	$(18)	$9	$27

Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(143)	$(45)	$(49)	$(49)	$(131)	$(46)	$(41)	$(45)	$(45)
Add: Pension settlement charges	(4)	(4)	-	-	(6)	-	(6)	-	-
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$(147)	$(49)	$(49)	$(49)	$(137)	$(46)	$(47)	$(45)	$(45)

Adjusted Interest Expense - Net
Reported interest expense - net	$46	$8	$18	$20	$80	$35	$38	$18	$24
Add: Purchase accounting impacts - Linde AG (c)	43	10	15	18	$67	18	23	22	22
Less: Bond Redemption	-	-	-	-	-	(16)	-	-	-
Total adjustments	43	10	15	18	67	2	23	22	22
Adjusted interest expense - net	$89	$18	$33	$38	$147	$37	$61	$40	$46

Adjusted Income Taxes (a)
Reported income taxes	$923	$321	$334	$268	$594	$253	$265	$164	$165
Add: Purchase accounting impacts - Linde AG (c)	349	115	116	118	292	107	75	95	122
Add: Pension settlement charges	1	1	-	-	1	-	1	-	-
Add: Cost reduction programs and other charges	29	3	6	20	110	20	12	62	36
Less: Bond Redemption	-	-	-	-	-	4	-	-	-
Total adjustments	379	119	122	138	403	131	88	157	158
Adjusted income taxes	$1,302	$440	$456	$406	$997	$384	$353	$321	$323

Adjusted Effective Tax Rate (a)
Reported income before income taxes and equity investments	$3,744	$1,329	$1,173	$1,242	$2,344	$1,040	$972	$618	$754
Add: Pension settlement charge	4	4	-	-	6	-	6	-	-
Add: Purchase accounting impacts - Linde AG (c)	1,423	482	476	465	1,396	488	475	455	466
Add: Cost reduction programs and other charges	222	26	204	(8)	428	78	48	249	131
Less: Bond Redemption	-	-	-	-	-	16	-	-	-
Total adjustments	1,649	512	680	457	1,830	582	529	704	597
Adjusted income before income taxes and equity investments	$5,393	$1,841	$1,853	$1,699	$4,174	$1,622	$1,501	$1,322	$1,351

Reported Income taxes	$923	$321	$334	$268	$594	$253	$265	$164	$165
Reported effective tax rate	24.7%	24.2%	28.5%	21.6%	25.3%	24.3%	27.3%	26.5%	21.9%

Adjusted income taxes	$1,302	$440	$456	$406	$997	$384	$353	$321	$323
Adjusted effective tax rate	24.1%	23.9%	24.6%	23.9%	23.9%	23.7%	23.5%	24.3%	23.9%

Income from Equity Investments
Reported income from equity investments	$81	$1	$37	$43	$69	$16	$23	$29	$17
Add: Cost reduction programs and other charges (e)	35	35	-	-	-	-	-	-	-
Add: Purchase accounting impacts - Linde AG (c)	57	19	19	19	42	15	14	14	14
Adjusted income from equity investments	$173	$55	$56	$62	$111	$31	$37	$43	$31

Adjusted Noncontrolling Interests from Continuing Operations
Reported noncontrolling interests from continuing operations	$(105)	$(31)	$(36)	$(38)	$(91)	$(34)	$(31)	$(25)	$(35)
Add: Cost reduction programs and other charges	-	-	-	-	-	(4)	-	-	-
Add: Purchase accounting impacts - Linde AG (c)	(11)	(4)	(2)	(5)	(43)	(14)	(14)	(14)	(15)
Total adjustments	(11)	(4)	(2)	(5)	(43)	(18)	(14)	(14)	(15)
Adjusted noncontrolling interests from continuing operations	$(116)	$(35)	$(38)	$(43)	$(134)	$(52)	$(45)	$(39)	$(50)

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

	2021				2020
	Year to Date September 30,	Q3	Q2	Q1	Year to Date September 30,	Q4	Q3	Q2	Q1
Adjusted Income from Continuing Operations (b)
Reported income from continuing operations	$2,797	$978	$840	$979	$1,728	$769	$699	$458	$571
Add: Pension settlement charge	3	3	-	-	5	-	5	-	-
Add: Cost reduction programs and other charges	228	58	198	(28)	318	54	36	187	95
Less: Bond redemption	-	-	-	-	-	12	-	-	-
Add: Purchase accounting impacts - Linde AG (c)	1,120	382	377	361	1,103	382	400	360	343
Total adjustments	1,351	443	575	333	1,426	448	441	547	438
Adjusted income from continuing operations	$4,148	$1,421	$1,415	$1,312	$3,154	$1,217	$1,140	$1,005	$1,009

Adjusted Diluted EPS from Continuing Operations (b)
Reported diluted EPS from continuing operations	$5.34	$1.88	$1.60	$1.86	$3.25	$1.45	$1.32	$0.87	$1.07
Add: Pension settlement charge	0.01	0.01	-	-	0.01	-	0.01	-	-
Add: Cost reduction programs and other charges	0.44	0.11	0.38	(0.05)	0.60	0.10	0.07	0.35	0.18
Less: Bond Redemption	-	-	-	-	-	0.02	-	-	-
Add: Purchase accounting impacts - Linde AG	2.13	0.73	0.72	0.68	2.07	0.73	0.75	0.68	0.64
Total adjustments	2.58	0.85	1.10	0.63	2.68	0.85	0.83	1.03	0.82
Adjusted diluted EPS from continuing operations	$7.92	$2.73	$2.70	$2.49	$5.93	$2.30	$2.15	$1.90	$1.89

Reported percentage change	64%	42%	84%	74%	6%	54%	(1)%	(7)%	35%
Adjusted percentage change	34%	27%	42%	32%	9%	22%	11%	4%	12%

Adjusted Diluted EPS from Continuing Operations Guidance (d)		Fourth Quarter 2021			Full Year 2021
		Low End		High End	Low End	High End
2021 Adjusted Guidance		$2.60		$2.70	$10.52	$10.62
Adjusted percentage changes versus 2020 adjusted diluted EPS		13%		17%	28%	29%

Adjusted EBITDA and % of Sales
Income from continuing operations	$2,797	$978	$840	$979	$1,728	$769	$699	$458	$571
Add: Noncontrolling interests related to continuing operations	105	31	36	38	91	34	31	25	35
Add: Net pension and OPEB cost (benefit), excluding service cost	(143)	(45)	(49)	(49)	(131)	(46)	(41)	(45)	(45)
Add: Interest expense	46	8	18	20	80	35	38	18	24
Add: Income taxes	923	321	334	268	594	253	265	164	165
Add: Depreciation and amortization	3,500	1,163	1,171	1,166	3,434	1,192	1,168	1,124	1,142
EBITDA from continuing operations	7,228	2,456	2,350	2,422	5,796	2,237	2,160	1,744	1,892
Add: Cost reduction programs and other charges	257	61	204	(8)	428	78	48	249	131
Add: Purchase accounting impacts - Linde AG	97	42	31	24	74	32	25	23	26
Total adjustments	354	103	235	16	502	110	73	272	157
Adjusted EBITDA from continuing operations	$7,582	$2,559	$2,585	$2,438	$6,298	$2,347	$2,233	$2,016	$2,049

Reported sales	$22,495	$7,668	$7,584	$7,243	$19,971	$7,272	$6,855	$6,377	$6,739
% of sales
EBITDA from continuing operations	32.1%	32.0%	31.0%	33.4%	29.0%	30.8%	31.5%	27.3%	28.1%
Adjusted EBITDA from continuing operations	33.7%	33.4%	34.1%	33.7%	31.5%	32.3%	32.6%	31.6%	30.4%

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b) Net of income taxes which are shown separately in “Adjusted Income Taxes and Effective Tax Rate”.

(c) The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.
A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:
Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).
Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.
Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.
Adjusted Noncontrolling Interests from Continuing Operations: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.

(d) We are providing adjusted earnings per share ("EPS") guidance for 2021. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

(e) Impairment charge related to a joint venture in the APAC segment.

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars)
(UNAUDITED)

	2021			2020				2019
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating Cash Flow	$2,556	$1,827	$2,109	$2,434	$1,884	$1,764	$1,347	$2,174	$1,872	$1,005	$1,068
Less: Capital Expenditures	(741)	(744)	(762)	(1,027)	(787)	(783)	(803)	(1,015)	(959)	(865)	(843)
Free Cash Flow	$1,815	$1,083	$1,347	$1,407	$1,097	$981	$544	$1,159	$913	$140	$225

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$16,727	$15,492	$15,750	$16,154	$17,803	$17,480	$16,875	$13,956	$13,201	$13,957	$14,146
Less: Cash and cash equivalents	(4,700)	(3,137)	(4,096)	(3,754)	(5,199)	(4,941)	(4,014)	(2,700)	(2,120)	(2,686)	(5,791)
Net debt	12,027	12,355	11,654	12,400	12,604	12,539	12,861	11,256	11,081	11,271	8,355
Less: Purchase accounting impacts - Linde AG	(72)	(84)	(98)	(121)	(133)	(150)	(170)	(195)	(211)	(243)	(262)
Adjusted net debt	$11,955	$12,271	$11,556	$12,279	$12,471	$12,389	$12,691	$11,061	$10,870	$11,028	$8,093
Less: Net assets held for sale	(1)	(1)	(4)	(3)	(2)	(2)	(115)	(123)	(223)	(272)	(1,629)
Adjusted net debt less net assets held for sale	$11,954	$12,270	$11,552	$12,276	$12,469	$12,387	$12,576	$10,938	$10,647	$10,756	$6,464

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders’ equity).

Reported income from continuing operations	$978	$840	$979	$769	$699	$458	$571	$507	$728	$513	$435
Add: noncontrolling interests from continuing operations	31	36	38	34	31	25	35	27	3	29	30
Add: interest expense - net	8	18	20	35	38	18	24	8	(3)	10	23
Less: tax benefit on interest expense - net *	(2)	(5)	(5)	(9)	(10)	(5)	(6)	(2)	1	(3)	(6)
Reported NOPAT	$1,015	$889	$1,032	$829	$758	$496	$624	$540	$729	$549	$482

Adjusted income from continuing operations	$1,421	$1,415	$1,312	$1,217	$1,140	$1,005	$1,009	$1,024	$1,052	$1,000	$927
Add: adjusted noncontrolling interests from continuing operations	35	38	43	52	45	39	50	41	46	46	45
Add: adjusted interest expense - net	18	33	38	37	61	40	46	30	19	35	50
Less: tax benefit on interest expense - net *	(5)	(8)	(10)	(9)	(15)	(10)	(12)	(7)	(5)	(9)	(13)
Adjusted NOPAT	$1,469	$1,478	$1,383	$1,297	$1,231	$1,074	$1,093	$1,088	$1,112	$1,072	$1,009

4-quarter trailing reported NOPAT	$3,765	$3,508	$3,115	$2,707	$2,418	$2,389	$2,442	$2,300
4-quarter trailing adjusted NOPAT	$5,627	$5,389	$4,985	$4,695	$4,486	$4,367	$4,365	$4,281

Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	$13	$13	$13	$13	$13	$13	$92	$113	$14	$15	$15
Linde plc shareholders' equity	44,323	45,777	46,210	47,317	46,175	45,537	44,776	49,074	48,953	50,564	51,175
Noncontrolling interests	1,401	1,438	1,410	2,252	2,404	2,387	2,375	2,448	2,341	2,315	5,457
Total equity and redeemable noncontrolling interests	$45,737	$47,228	$47,633	$49,582	$48,592	$47,937	$47,243	$51,635	$51,308	$52,894	$56,647

Reported capital	$57,763	$59,582	$59,283	$61,979	$61,194	$60,474	$59,989	$62,768	$62,166	$63,893	$63,373

Total equity and redeemable noncontrolling interests	$45,737	$47,228	$47,633	$49,582	$48,592	$47,937	$47,243	$51,635	$51,308	$52,894	$56,647
Add: Adjusted net debt less net assets held for sale	11,954	12,270	11,552	12,276	12,469	12,387	12,576	10,938	10,647	10,756	6,464
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256	24,256	24,256	24,256	24,197	24,197	24,197
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$31,567	$33,374	$33,061	$35,734	$34,937	$34,200	$33,695	$36,449	$35,890	$37,585	$37,046

(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

Ending capital (see above)	$57,763	$59,582	$59,283	$61,979	$61,194	$60,474	$59,989
5-quarter average ending capital	$59,960	$60,502	$60,584	$61,281	$61,318	$61,858	$62,438

Ending adjusted capital (see above)	$31,567	$33,374	$33,061	$35,734	$34,937	$34,200	$33,695
5-quarter average ending adjusted capital	$33,735	$34,261	$34,325	$35,003	$35,034	$35,564	$36,133

After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	6.3%	5.8%	5.1%	4.4%	3.9%	3.9%	3.9%
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	16.7%	15.7%	14.5%	13.4%	12.8%	12.3%	12.1%

*Tax benefit on interest expense - net is generally presented using the reported effective rate.

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